UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): May 17, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events

Settlement Agreement

As previously reported, Tucson Electric Power Company (TEP) has a rate case proceeding underway before the Arizona Corporation Commission (ACC).

On May 17, 2013, the ACC administrative law judge (ALJ) assigned to TEP's rate case issued a recommended opinion and order. The ALJ recommends that the ACC approve the settlement agreement (2013 Settlement Agreement) proposed by TEP and other parties to the rate proceeding. Parties to the proceeding may file exceptions to the recommended order on or before May 28, 2013. The ALJ's recommended opinion and order is subject to final approval by the ACC. The ACC is tentatively scheduled to consider this matter during an open meeting to be held on June 11-12, 2013.

The ALJ's recommended opinion and order can be found on UNS Energy's website through a link at http://ir.uns.com/tep.cfm. UNS Energy and TEP are providing the address of UNS Energy's website solely for the information of investors and do not intend the address to be an active link. Information contained on UNS Energy's website is not part of any report filed with the SEC by UNS Energy or TEP.

TEP cannot predict if the ACC will approve, modify or reject the ALJ's recommended opinion and order.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2013	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer
Date: May 20, 2013	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer